Exhibit 99.1

Ebix Receives NASDAQ Non-Compliance Letter

Company Targets Compliance By April 20, 2021

JOHNS CREEK, GA – March 8, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries, announced today that it received a notice letter dated March 2, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating, that as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), the Company is not in compliance with Nasdaq’s Listing Rule 5220(c)(1).

Nasdaq stated in its notification that the Company has 45 calendar days, or until April 16, 2021, to submit a plan to regain compliance. The Company intends to submit a plan of compliance on or before the April 16, 2021 deadline. Nasdaq’s notification has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

As previously disclosed, the Company’s former auditor, RSM US LLP, resigned on February 15, 2021, rendering it impossible for the Company timely file its Annual Report on Form 10-K for the year ended December 31, 2020 by the due date of March 1, 2021; however, as reported in the Company’s press release earlier this morning, the Company has retained KG Somani & Co. (“KGS”) as its independent registered public accounting firm to audit the Company’s 2020 financial statements, and the Company plans to work diligently with KGS to complete its annual filing with the U.S. Securities and Exchange Commission as soon as reasonably practical and is targeting submission of this filing by April 20, 2021.

About Ebix

With a “Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion (pre-covid) in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $6.5 billion (pre-covid) gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion (pre-covid) in gross merchandise value per year. EbixCash’s Financial Technology solutions are today deployed across prestigious financial institutions and Banks in 44 countries. For more information, visit the Company’s website at www.ebixcash.com

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world. For more information, visit the Company’s website at www.ebix.com

FORWARD LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” or other similar words, phrases or expressions and variations or negatives of these words. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as the risk of litigation or regulatory action arising from the RSM resignation, the failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”); the timing of the review by, and the conclusions of the Company’s new independent auditor regarding these matters and its impact on the financial statements; possible default by the Company under its credit facility; the ability of the Company to remediate any material weaknesses in internal control over financial reporting; potential reputational damage that the Company may suffer as a result of these matters; the impact of these matters on the value of the Company’s stock; and the risk that the filing of the Annual Report will take longer than anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this report. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contact:

Darren Joseph

IR@ebix.com or +1 678 281 2027

David Collins or Chris Eddy

Catalyst Global + 1 212-924-9800 or ebix@catalyst-ir.com